Exhibit 10.1

Execution Version

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of April 4, 2022 (this “Joinder Agreement”), to the Agreement and Plan of Merger, made and entered into as of January 21, 2022 (“Merger Agreement Effective Date”), by and between Arisz Acquisition Corp., a Delaware corporation (“Parent”), and Finfront Holding Company, a Cayman Islands exempted company (the “Company”), as amended by the Amendment to Agreement and Plan of Merger made and entered into as of April 4, 2022 by and between Parent and the Company (collectively, the “Merger Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

WHEREAS, BitFuFu Inc., a Cayman Islands exempted and wholly owned subsidiary of the Parent (“Purchaser”), was formed after the Merger Agreement Effective Date for the sole purpose of the merger of Parent with and into Purchaser, in which Purchaser will be the surviving entity;

WHEREAS, Boundary Holding Company, a Cayman Islands exempted company and wholly owned subsidiary of Purchaser (“Merger Sub”), was formed after the Merger Agreement Effective Date for the sole purpose of merging with and into the Company with the Company being the surviving entity and a wholly-owned subsidiary of Purchaser;

WHEREAS, pursuant to Section 7.10 of the Merger Agreement, Purchaser and Merger Sub must execute and deliver this Joinder Agreement; and

WHEREAS, the parties hereto desire to execute this Joinder Agreement to evidence each of Purchaser’s and Merger Sub’s execution of the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

1. Agreement to be Bound. Each of Purchaser and Merger Sub hereby agrees that upon execution of this Joinder Agreement, it shall become a party to the Merger Agreement and shall be fully bound by, and subject to, all of the covenants, terms, representations, warranties, rights, obligations and conditions of the Merger Agreement as though an original party thereto.

2. Successors and Assigns. This Joinder Agreement shall be binding upon, enforceable by and inure to the benefit of the parties and their respective successors and assigns.

3. Entire Agreement. This Joinder Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and, except as expressly provided in this Joinder Agreement or the Merger Agreement, supersedes all prior negotiations, representations or agreements, either oral or written, with respect to such subject matter.

4. Counterparts. This Joinder Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement. This Joinder Agreement may be executed and delivered by facsimile or electronic transmission.

5. Governing Law. This Joinder Agreement and any claim, controversy or dispute arising under or related to this Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State (including in respect of the statute of limitations or other limitations period applicable hereto), and without regard to the conflicts of laws principles thereof. Any suit brought hereon, whether in contract, tort, equity or otherwise, shall be brought in the exclusive jurisdiction of the federal courts of the State of New York sitting in New York, New York) (or any appellate courts thereof), the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it, consents to service of process in any manner prescribed in Section 12.10 of the Merger Agreement or in any other manner authorized by New York law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by applicable law.

6. Headings. The headings contained in this Joinder Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be effective as of the date first written above.

PARENT:
Arisz Acquisition Corp.,
a Delaware corporation

By:	/s/ Echo Hindle-Yang
Name:	Echo Hindle-Yang
Title:	Chief Executive Officer

COMPANY:
Finfront Holding Company,
Cayman Islands exempted company

By:	/s/ LU Liang
Name:	LU Liang
Its:	Director

PURCHASER:

BitFuFu Inc.,
a Cayman Islands exempted company

By:	/s/ LU Liang
Name:	LU Liang
Its:	Director

MERGER SUB:

Boundary Holding Company,
a Cayman Islands exempted company

By:	/s/ LU Liang
Name:	LU Liang
Its:	Director